SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 16, 1996


                        PEACHES ENTERTAINMENT CORPORATION
             (Exact Name of Registrant as specified in its charter)

            Florida                      0-12375              59-2166041
(State or other jurisdiction of        (Commission         (I.R.S. Employer
 incorporation or organization)        File Number)        Identification No.)


    3451 Executive Way, Miramar, Florida                    33025
  (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (305) 432-4200

                                 Not Applicable
           (Former name or former address, if changed since last report)


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Item 3.  Bankruptcy or Reorganization.

     On January 16, 1996, the registrant filed a petition with the United States Bankruptcy Court for the Southern District of Florida under Case No. 96-20153 for an arrangement pursuant to Chapter 11 of the United States Bankruptcy Code as a result of which such court assumed jurisdiction on such date over substantially all of the assets and business of the registrant by leaving the existing directors and officers of the registrant in possession but subject to the supervision and orders of such court.


Item 5.  Other Events.

     As a result of the filing by the registrant described in Item 3, on January 16, 1996, the registrant closed three of its stores, two of which were located in Florida and one of which was located in South Carolina. Prior to such filing, it had closed another store which had been located in Florida. Because of the foregoing, the registrant, as a debtor in possession, is now operating a total of 13 stores.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          PEACHES ENTERTAINMENT CORPORATION

                                          By: /s/ ALLAN WOLK
                                                  ----------------------
                                                  Allan Wolk
                                                  Chairman and President

Date: January 23, 1996

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